Exhibit 99.2
Financial Statements
Sturm Foods, Inc.
Nine Months Ended December 31, 2009 and 2008
(Unaudited)

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STURM FOODS, INC.
BALANCE SHEETS

	December 31,	March 31,
	2009	2009
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$65,890,291	$27,720,983
Accounts receivable, less allowance for doubtful accounts, sales returns and cash discounts of $556,277 and $658,033 at December 31, 2009 and March 31, 2009	31,430,758	36,773,465
Inventories	43,835,416	43,915,526
Other current assets	870,009	1,510,385
Deferred income taxes	686,277	1,028,767

Total current assets	142,712,751	110,949,126

PROPERTY, PLANT AND EQUIPMENT
Land	1,422,643	1,422,643
Land improvements	1,886,343	1,886,343
Buildings	34,980,591	34,529,765
Machinery and equipment	73,059,968	72,447,008
Office equipment	4,685,339	3,660,515
Vehicles	744,698	658,870
Equipment under capital leases	631,666	389,988
Construction in progress	6,396,177	3,693,978

	123,807,425	118,689,110
Less accumulated depreciation	(53,011,317)	(46,036,234)

Net property, plant and equipment	70,796,108	72,652,876
OTHER ASSETS
Intangible assets	12,490,402	12,490,402
Deferred financing costs, net of accumulated amortization of $3,558,862 and $2,643,728 at December 31, 2009 and March 31, 2009	5,143,563	6,058,697

	$231,142,824	$202,151,101

The accompanying notes are an integral part of these statements.

	December 31,	March 31,
	2009	2009
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current maturities of long-term debt	$3,900,000	$3,900,000
Current maturities of capital lease obligations	179,251	77,998
Accounts payable	38,970,427	25,971,377
Accrued profit sharing	3,874,175	4,102,854
Accrued interest	3,428,341	6,380,412
Accrued taxes	3,237,965	1,381,127
Accrued salaries, vacation, and bonus	2,306,130	3,221,484
Accrued brokerage and customer promotion	3,362,125	2,276,143
Other accrued expenses	3,623,716	3,820,176

Total current liabilities	62,882,130	51,131,571

ACCRUED POSTRETIREMENT HEALTH AND BENEFIT OBLIGATION	797,112	797,112

DEFERRED INCOME TAXES	6,474,116	2,229,779

LONG-TERM DEBT, less current maturities	523,260,766	528,300,000

CAPITAL LEASE OBLIGATIONS, less current maturities	452,415	265,127

INTEREST RATE SWAP	—	10,440,720

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock	2,308,919	1,842,428
Additional paid-in capital (APIC)	22,710,705	18,220,154
Accumulated other comprehensive income	263,832	263,832
Accumulated deficit	(388,007,171)	(411,339,622)

	(362,723,715)	(391,013,208)

	$231,142,824	$202,151,101

STURM FOODS, INC.
STATEMENTS OF INCOME
Nine Months Ended December 31,

	2009	2008
	(Unaudited)
Net sales	$252,589,966	$239,995,839

Cost of sales (includes $72,221 and $46,564 of stock based compensation for the nine month period ended December 31, 2009 and 2008)	173,481,874	168,019,968

Gross profit	79,108,092	71,975,871

Operating expenses
General and administrative (includes $1,494,741 and $522,492 of stock based compensation for the nine month period ended December 31, 2009 and 2008)	11,803,930	13,283,106
Selling and marketing	9,654,301	7,134,742
Transaction costs	708,875	764,574

	22,167,106	21,182,422

Operating income	56,940,986	50,793,449

Other expense
Interest expense, net	15,987,106	27,864,622
Amortization of deferred financing costs	915,136	915,136
Other expense, net	47,001	60,747

	16,949,243	28,840,505

Income before provision for income taxes	39,991,743	21,952,944

Provision for income taxes	16,516,235	8,071,886

NET INCOME	$23,475,508	$13,881,058

The accompanying notes are an integral part of these statements.

STURM FOODS, INC.
STATEMENTS OF CASH FLOWS
Nine Months Ended December 31,

	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net income	$23,475,508	$13,881,058
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	6,975,083	6,489,909
Amortization	915,136	915,136
Interest rate swap	(10,440,720)	(1,463,667)
Stock based compensation	1,566,962	569,065
Deferred income taxes	4,586,827	(182,787)
Change in operating assets and liabilities resulting in an increase (decrease) of cash and cash equivalents, net of effects of acquisition
Accounts receivable	5,342,707	(6,715,534)
Inventories	80,109	(12,655,027)
Other current assets	640,376	241,115
Accrued postretirement health and benefit obligation	—	26,100
Accounts payable	12,999,051	11,150,488
Accrued profit sharing	3,149,674	1,786,754
Accrued interest	(2,952,071)	(106,819)
Other accrued expenses	1,696,874	3,669,518

Net cash and cash equivalents provided by operating activities	48,035,516	17,605,309

Cash flows from investing activities:
Purchase of property, plant and equipment	(4,713,303)	(5,292,450)
Proceeds from sale of property, plant and equipment	—	126,000
Acquisition of McCann’s	—	(12,920,488)

Net cash and cash equivalents used in investing activities	(4,713,303)	(18,086,938)

STURM FOODS, INC.
STATEMENTS OF CASH FLOWS — CONTINUED
Nine Months Ended December 31,

	2009	2008
	(Unaudited)
Cash flows from financing activities:
Payments on long-term debt	$(5,039,234)	$(2,925,000)
Payments on capital lease obligations	(116,471)	(62,133)
Proceeds from issuance of common stock	2,800	5,600

Net cash and cash equivalents used in financing activities	(5,152,905)	(2,981,533)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,169,308	(3,463,162)

Cash and cash equivalents, beginning of year	27,720,983	23,821,854

Cash and cash equivalents, end of year	$65,890,291	$20,358,692

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$25,022,262	$27,639,993
Income taxes	$11,152,384	$9,140,000
Non-cash operating and financing activities:
     During the nine month period ending December 31, 2009 and 2008, the Company acquired machinery and equipment through capital lease payable of $405,012 and $389,988 respectively.
     In June 2009 the Company contributed 4,664,910 shares of common stock ($466,491) to the employee retirement plan in recognition of the 2008 calendar year profit sharing.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE A — NATURE OF OPERATIONS
Sturm Foods, Inc. (the “Company”) is a processor and packager of store brand and branded sugar and sugar free drink mixes, various hot cereal products, non-fat dry milk, hot cocoa mixes and other dry products for distribution throughout the United States and Canada. The manufacturing facilities and corporate office of the Company are located in Manawa, Wisconsin.
The Company’s primary customers are large retail grocery and mass merchant stores. For the nine months ended December 31, 2009 and 2008, the largest two customers totaled 49% and 53% of net sales. The Company’s top ten customer’s account for approximately 74% and 74% of the Company’s net sales for the nine months ended December 31, 2009 and 2008.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     1. Basis of Presentation
These financial statements include the accounts of the Company prepared in accordance with accounting principles generally accepted in the United States of America by Sturm Foods, Inc. without audit. In our opinion these statements include all adjustments necessary for a fair presentation of the results of all interim periods reported herein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as permitted by such rules and regulations. The financial statements and related notes should be read in conjunction with the financial statements and related notes included in the Company’s annual audit report for the fiscal year ended March 31, 2009 and 2008. Results of operations for interim periods are not necessarily indicative of annual results.
     2. Acquisition
In September 2008, the Company acquired the McCann Irish Oatmeal (McCann) product line for $12,920,488, including acquisition costs of $481,802. The Company acquired McCann’s to strengthen the Company’s oatmeal product offering. The acquisition was accounted for as a business combination and the purchase price was allocated based on the fair values as determined on the date of close. The purchase price was allocated as follows:

Inventory	$1,680,086
Tradename	12,490,402
Commission settlement liability	(1,250,000)

$12,920,488

     3. Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
4. Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less at the date of acquisition. Cash equivalents are stated at cost which approximates fair market value. The Company maintains its cash balances at one financial institution and is secured by the Federal Deposit Insurance Corporation up to federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.
5. Accounts Receivable
The majority of the Company’s accounts receivable is due from regional and national retail customers. Credit is extended based on an evaluation of customers’ financial conditions. The allowance for doubtful accounts represents estimates of amounts considered uncollectible and is determined on an account-by-account basis. Payments subsequently received on accounts written off are credited to bad debt expense.
6. Inventories
Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. Inventory costs include material, labor and factory overhead. The Company has recorded a reserve for obsolete and excess inventories.
Inventories consist of the following at:

	(Unaudited)
	December 31,	March 31,
	2009	2009

Raw materials	$10,236,812	$8,338,518
Work-in-process	10,769,946	10,241,055
Finished goods	11,649,382	16,822,218
Packaging supplies	12,477,359	9,545,228

	45,133,499	44,947,019
Less inventory reserve	(1,298,083)	(1,031,493)

	$43,835,416	$43,915,526

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
7. Property. Plant and Equipment
Property, plant and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Improvements and betterments that substantially increase the value or extend the useful life of the asset are capitalized at cost. The Company capitalizes interest expense incurred on long-term construction type projects.
Depreciation of property, plant and equipment is calculated on a straight-line basis over the asset’s estimated useful life. Accelerated methods are used for income tax purposes. The following estimated lives are used in calculating depreciation:

Years

Land improvements	15-20
Buildings	15-40
Machinery and equipment (includes equipment under capital lease)	5-15
Office equipment	2-5
Vehicles	3-7
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverabilityof assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amounts of the assets exceed their respective fair values.
8. Intangible Assets
Intangible assets, which are comprised of trade names acquired in the McCann acquisition, are considered indefinite-lived intangible assets and are not subject to amortization. US GAAP requires that the indefinite-lived intangible assets be tested for impairment at least annually, or more often if warranted by events and changes in circumstances indicating that the carrying value may exceed its fair value, and written down to fair value if impaired. The Company has not recorded any impairment.
9. Fair Value of Financial Instruments
Cash and cash equivalents and accounts receivable are financial instruments with carrying values that approximate fair value. Accounts payable, accrued liabilities, interest rate swap and long-term debt are financial instruments with carrying values that approximate fair value. Interest rates currently available for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
10. Deferred Financing Costs
The Company capitalizes fees incurred in connection with securing long-term financing. Amortization of deferred financing costs is provided using the straight-line method over the term of the related debt agreement. Amortization expense for these financing costs for the nine months ended December 31, 2009 and 2008 was $915,136.
11. Accrued Promotion Expenses
Accrued promotion expenses represent discounts, allowances and volume bonuses awarded to customers but not paid as of period end. These programs are most often based on sales volume measured in dollars or pounds and are expensed when products are shipped. Promotion related expense for the nine months ended December 31, 2009 and 2008 was $7,259,445 and $5,471,167, respectively, and was recorded as an offset to net sales.
12. Revenue Recognition
The Company recognizes revenue, net of sales incentives and including shipping charges billed to customers, upon shipment to customers which is when risk of loss passes.
13. Classification of Shipping Costs
Shipping costs incurred by the Company are included within cost of sales on the statements of income.
14. Advertising
The Company expenses advertising costs as the promotions occur. Advertising expense for the nine months ended December 31, 2009 and 2008 was $3,018,465 and $1,693,068, respectively. These expenses are classified within selling and marketing expense on the statements of income.
15. Research and Development Costs
The Company expenses research and development costs as they occur. Research and development expense for the nine months ended December 31, 2009 and 2008 was $1,021,351 and $923,961, respectively. These expenses were classified within general and administrative expense on the statements of income.
16. Income Taxes
The Company follows the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon the differences between the financial reporting and the tax bases of assets and liabilities and are measured using enacted tax rules and laws that are anticipated to be in effect when the differences are expected to reverse. A valuation allowance is established when management determines that it is more likely than not that all or a portion of a deferred tax asset will not be realized.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
     16. Income Taxes — Continued
The Company records uncertain tax positions when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The Company has adopted the recently issued uncertain income tax position guidance as of April 1, 2009. The amount recognized for prior periods and therefore, recorded as an adjustment to retained earnings as of April 1, 2009 was $143,062. During the nine months ended December 31, 2009, an additional $29,773 was recorded for changes in uncertain tax positions. These amounts are subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.
     17. Stock Based Compensation
The Company accounts for stock based compensation by measuring the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company recognizes the compensation expense over the vesting period.
     18. Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. US GAAP requires disclosures that categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value hierarchy is defined as follows:
Level 1 — Valuations are based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 — Valuations are based on quoted prices for similar assets or liabilities in active markets, or quoted prices in markets that are not active for which significant inputs are observable, either directly or indirectly.
Level 3 — Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.
The Company does not have any Level 1 or 3 financial assets or liabilities. The interest rate swap is a financial liability measured on a recurring basis and is recorded at fair market value using Level 2 inputs as disclosed in Note E.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
     19. Comprehensive Income
The Company reports comprehensive income which is defined as the change in equity from transactions and other events from non-owner sources. Comprehensive income includes net income and net actuarial gains on the post-retirement plan.
NOTE C — LINE OF CREDIT
The Company has available a $20,000,000 revolving credit line with a consortium of financial institutions. The line of credit bears interest at the Eurodollar Rate plus an Applicable Margin as defined in the agreement and is due May 26, 2010. No amounts were outstanding under this revolving credit line at December 31, 2009 and March 31, 2009.
NOTE D — LONG-TERM DEBT
Long-term debt consists of the following at:

	(Unaudited)
	December 31,	March 31,
	2009	2009
Term loan, bearing interest at the Base Rate or the Eurodollar Rate plus an Applicable Margin as defined in the agreement (the Company has elected the Eurodollar Rate option at December 31, 2009 and March 31, 2009 — 2.8125% and 3.75%, respectively) with quarterly principal payments of $975,000 through January 31, 2014.	$377,160,766	$382,200,000

Term loan, bearing interest at the Base Rate or the Eurodollar Rate plus an Applicable Margin as defined in the agreement (the Company has elected the Eurodollar Rate option at December 31, 2009 and March 31, 2009 — 6.3125% and 7.25%, respectively) with one lump sum principal payment due July 31, 2014.	150,000,000	150,000,000

	527,160,766	532,200,000
Less current maturities	(3,900,000)	(3,900,000)

	$523,260,766	$528,300,000

The term loans and line of credit are secured by substantially all assets of the Company. Among other restrictions, the term loans contain certain covenants that provide for the maintenance of minimum levels of interest expense coverage and maximum levels of total leverage and capital expenditures. The Company is in compliance with these covenants at December 31, 2009.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE D — LONG-TERM DEBT — Continued
The future scheduled maturities of long-term debt are as follows:

Fiscal Year	Amount
2010	$0
2011	3,900,000
2012	3,900,000
2013	3,900,000
2014	365,460,766
Thereafter	150,000,000

$527,160,766

NOTE E — INTEREST RATE SWAP AGREEMENT
In January 2008, the Company entered into an interest rate swap agreement which fixes the interest rates on a portion of the Company’s borrowings under the floating rate term loans. The Company did not designate the interest rate swap agreement as a hedge. As such changes in the fair value of the interest rate swap agreement are recognized on the statements of income. The company has recorded a liability in the amount of $0 and $10,440,720 to reflect the fair value of the interest rate swap at December 31, 2009 and March 31, 2009, respectively. As changes in the fair value occur, interest expense was adjusted. The change to the interest expense recorded for the nine months ended December 31, 2009 and 2008 due to the agreement was $10,440,720 and $1,463,667, respectively. Terms of the agreement were as follows:

•	Notional Amount	$530,000,000
•	Effective Date	October 31, 2007
•	Termination Date	October 31, 2009 (EXPIRED)
•	Fixed Interest Rate	3.735%
•	Floating Interest Rate	90-day LIBOR
NOTE F — POSTRETIREMENT HEALTH AND OTHER BENEFITS
The Company provides certain health care and life insurance benefits for eligible retirees. These benefits are not funded, but are paid as incurred. Eligibility for coverage is based on certain years of service and retirement age qualifications. These benefits maybe subject to deductibles, co-payment provisions and other limitations, and the Company has reserved the right to modify these benefits. As of February 2000, the postretirement plan was frozen and no new plan participants are allowed. Benefit payments for the nine months ended December 31, 2009 and 2008 were $0 and $26,100, respectively.
The Company is required to recognize the funded status of the plan on the balance sheet. The funded status of the plan is determined as of the plan’s measurement date and represents the difference between the amount of the obligations owed to participants under the plan and the fair value of the plan’s assets dedicated to paying those obligations. To record the funded status of the plan, unrecognized prior service costs and net actuarial gains or losses experienced by the plan will be recorded as other comprehensive income or loss.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE F — POSTRETIREMENT HEALTH AND OTHER BENEFITS — continued
The Company has recorded a liability on the balance sheet in the amount of $797,112 as of December 31, 2009 and March 31, 2009 to reflect the funded status of the plan.
NOTE G — INCOME TAXES
The Company’s effective tax rate for the nine months ended December 31, 2009 and 2008 was 41.3% and 36.8%, respectively. The Company’s 2009 effective tax rate is unfavorably impacted by the completion and settlement of the State of Wisconsin franchise tax audit ($351,994) for the time period through March 31, 2007. In addition, the change in the Wisconsin apportionment is increasing the amount of the state tax liability.
The Company has reserved $172,835 for the nine months ended December 31, 2009 for uncertain tax positions related to franchise taxes in Arkansas and Wisconsin.
NOTE H — STOCKHOLDERS’ DEFICIT
On May 26, 2005, the Company amended its Amended and Restated Articles of Incorporation. The amendment authorized the issuance of 350,000,000 shares of common stock ($.01 par value) and 50,000,000 of preferred stock ($.01 par value).
As of December 31, 2009 and March 31, 2009, 188,935,616 and 184,242,702 shares of common stock, respectively and 0 shares of preferred stock were issued and outstanding.
In November 2005, the stockholders of the Company entered into a 10-year Stockholders Agreement that imposes certain restrictions and obligations on the stockholders with respect to their stock.
NOTE I — STOCK COMPENSATION PLAN
On May 26, 2005, the Company created the Sturm Foods, Inc. 2005 Stock Option Plan (“2005 Plan”). Under terms of the 2005 Plan, the Company has reserved 16,952,201 shares for issuance to certain individuals and key employees of the Company. In fiscal 2009, the 2005 Plan was amended to increase shares available for issuance to 23,352,201. As of December 31, 2009, 642,440 shares are available for future option grants. According to the 2005 Plan, no options shall be granted at a price less than the calculated fair market value of the Company’s common stock at the date of grant as determined by an independent appraisal. Unless dictated otherwise by a specific option agreement, options vest in five equal annual installments and expire ten years from the date of grant, or within ninety days after an employee ceases performing services for the Company.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE I — STOCK COMPENSATION PLAN — continued
     A summary of stock option activity is as follows:

			Weighted
		Weighted	average
		average	remaining
	Outstanding	exercise	life
	Options	price	(months)
Outstanding April 1, 2009	8,904,750	$0.44	109
Granted	0	N/A	N/A
Exercised	(28,000)	$0.10	N/A
Forfeited	(389,250)	$0.45	N/A

Outstanding December 31, 2009	8,487,500	$0.38	99

Vested or expected to vest at December 31, 2009	8,487,500	$0.38	99

Exercisable December 31, 2009	2,443,345	$0.30	99

For the nine months ended December 31, 2009 and 2008, $1,566,962 and $569,065, respectively, was expensed under the 2005 Plan.
NOTE J — PROFIT SHARING PLAN
The Company has a defined contribution profit sharing plan for all employees who meet service eligibility requirements. Company contributions are at the discretion of the Board of Directors and are typically 15% of eligible employee compensation. The Company’s expense for the nine months ended December 31, 2009 and 2008 was $3,149,675 and $3,291,128, respectively. Employees can contribute pre-tax 401(k) contributions from 1% to 80%, subject to certain limitations of their compensation, beginning the first day of the quarter following completion of three months of service. In fiscal 2009, the profit sharing plan was amended to allow for contributions to take the form of cash or Company stock.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
NOTE K — COMMITMENTS AND CONTINGENCIES
     1. Litigation
The Company is the subject of various legal claims that arise from time to time in the ordinary course of business. These claims may relate to the Company’s operations, product liability, workers’ compensation and employment matters. The Company is not aware of any litigation that would materially impact the financial statements.
     2. Self-Insurance
The Company maintains a stop-loss major medical insurance policy but is self-funded for the coverage up to the stop-loss limit of $110,000 per individual per year.
     3. Commodity Risk
In the ordinary course of business, the Company is exposed to commodity price risks relating to the acquisition of raw materials and fuels. From time to time, the Company enters into short term (1 year or less) supply contracts with vendors to reduce these risks. The Company is not aware of any commodity positions that would materially impact the financial statements.
NOTE L — RELATED PARTY TRANSACTIONS
On May 26, 2005, the Company entered into a 12-year management agreement with a stockholder whereby the stockholder provides representation to the Board of Directors of the Company and various consulting services. A quarterly fee of $479,575 and $430,550 was charged to the Company. Expense for the nine months ended December 31, 2009 and 2008 was $1,438,725 and $1,291,650, respectively.
In February 2008, the Company entered into an agreement to use an aircraft owned by MEU Holdings. The agreement calls for payments which are based on the usage of the aircraft ($3,600 per flight hour plus variable operating expenses). MEU Holdings is owned by the former Chief Executive Officer of the Company. Expense for the nine months ended December 31, 2009 and 2008 was $0 and $748,440, respectively. The agreement was terminated effective October 31, 2008.
NOTE M — SALE OF COMPANY
On December 20, 2009 the Company entered into a stock sale agreement with TreeHouse Foods, Inc. whereby TreeHouse Foods, Inc. plans to acquire 100% of the outstanding stock of the Company. The sale is expected to close in March 2010.
NOTE N — SUBSEQUENT EVENTS
The Company evaluated subsequent events from the balance sheet date of December 31, 2009 through February 16, 2010, the date the Company’s interim financial statements were issued, and has concluded that no subsequent events have occurred during this period.